UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 17, 2010

ACORN ENERGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

4 West Rockland, Montchanin, Delaware	19710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01    Entry into a Material Definitive Agreement

On November 9, 2010, Acorn Energy, Inc. (the “Company”) entered into a letter of intent (the “Letter of Intent”) with Coreworx Inc., then a wholly-owned subsidiary of the Company (“Coreworx”), for the Company to sell all of its common stock in Coreworx to a management buyout group consisting of Coreworx’ management and certain employees and other investors.  On December 17, 2010, the Company and Coreworx entered into agreements to effectuate the terms of the Letter of Intent and close on the transactions described therein, which agreements included a Share Exchange Agreement, Debt Conversion Agreement, Amended and Restated Loan Agreement and other ancillary agreements and documents (collectively the “Transaction Documents”).  Under the terms of the Transaction Documents:  Coreworx’ remaining indebtedness owed to the Company of approximately $5.4 million was reduced by approximately $1.4 million to $4.0 million; the Company exchanged all of its shares of common stock of Coreworx for 10% of the newly issued and outstanding shares of common stock of Coreworx with such shares received by the Company being non-voting shares (“New Coreworx Shares”); the Company received at closing warrants to acquire that number of additional shares of common stock of Coreworx equal to the number of New Coreworx Shares; the debt of $4.0 million owed by Coreworx to the Company (the “Coreworx Debt”) is non-interest bearing, and the first payment will be due January 31, 2012; the Coreworx Debt is to be repaid in an amount equal to 4% of Coreworx’ gross revenues commencing at the date of closing, and payments for the period commencing on the closing date through December 31, 2011 are to be paid in 12 equal monthly installments starting on January 31, 2012 and on the last day of each of the following 11 months; the payments of the Coreworx Debt for revenue periods subsequent to Coreworx’ 2011 fiscal year will be payable on a quarterly basis within 45 days following the end of Coreworx’ fiscal quarter-end periods; following repayment of the Coreworx Debt, Coreworx is to pay the Company a royalty fee (the “Royalty”) equal to 4% of Coreworx’ gross revenues up to a maximum amount of $20 million; the Royalty is to be paid on a quarterly basis within 45 days following the end of Coreworx’ fiscal quarter-end periods; and Coreworx is to pay the Company a restructuring fee of $40,000 on or before July 1, 2011.

Repayment of the Coreworx Debt is secured by a security interest in Coreworx’ intellectual property on a pari passu basis with the other holders of Coreworx’ common stock following closing which necessitated the Company releasing at closing its prior security interest in Coreworx’ other personal property and intangibles.

Item 2.01    Completion of Acquisition or Disposition of Assets

Item 1.01 above is incorporated by reference herein in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 22nd day of December, 2010.

ACORN ENERGY, INC.

By:	/s/ Joe B. Cogdell, Jr.
Name:	Joe B. Cogdell, Jr.
Title:	Vice President, General Counsel & Secretary